Exhibit 99.1
For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com

INVESTOR NEWS

January 31, 2005

ENTERGY REPORTS FOURTH QUARTER EARNINGS

NEW ORLEANS - Entergy Corporation reported fourth quarter 2004 earnings of $0.68 per share on an as-reported basis and $0.50 on an operational basis, as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.
Table 1: Consolidated Earnings Summary - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2004 vs. 2003
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
As-Reported Earnings	0.68	(0.17)	0.85	3.93	4.01	(0.08)
Less Special Items	0.18	(0.55)	0.73	0.13	(0.24)	0.37
Operational Earnings	0.50	0.38	0.12	3.80	4.25	(0.45)
Weather Impact	-	(0.03)	0.03	(0.11)	(0.05)	(0.06)

Operational Earnings Highlights for Fourth Quarter 2004

  Utility, Parent & Other operational results more than doubled compared to fourth quarter 2003 due primarily to strong sales growth and a return to normal weather.
  Entergy Nuclear results decreased slightly over the same period last year due to lower generation available as a result of planned refueling outages completed during fourth quarter 2004.
  Energy Commodity Services achieved nearly break even results for the quarter. Improved results at Entergy's non-nuclear wholesale assets business nearly offset the absence of any operational contribution from Entergy-Koch, LP.

"A return to more normal weather allowed the Utility to demonstrate the underlying strength of the business and the operational improvements that have been made," said J. Wayne Leonard, Entergy's chief executive officer. "The strong fourth quarter concluded another year where Entergy's operational results supported our stated aspirations in terms of growth, service and credit quality."

Other Quarterly Highlights:

  The sales of Entergy-Koch Trading and Gulf South Pipeline were completed and will produce total cash proceeds to Entergy of more than $1 billion.
  Entergy Nuclear successfully completed two refueling outages in its northeast fleet including power uprates totaling 57 megawatts.
  New contracts signed at Entergy Nuclear raise the average price for its energy contracts by $2 per megawatt hour.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CST, Monday, January 31, 2005, with access by telephone, 719-457-2661, confirmation code 892012. The call can also be accessed and the presentation slides can be viewed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available for seven days following the teleconference by dialing 719-457-0820, confirmation code 892012. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

I. Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for fourth quarter and year-to-date 2004 versus 2003, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Fourth Quarter and Year-to-Date 2004 vs. 2003 (see appendix F for definitions of certain measures)
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
As-Reported
Utility, Parent & Other	0.36	(0.17)	0.53	2.86	1.93	0.93
Entergy Nuclear	0.22	(0.01)	0.23	1.06	1.30	(0.24)
Energy Commodity Services
Non-nuclear wholesale assets	0.25	(0.07)	0.32	0.23	(0.10)	0.33
Entergy-Koch Trading	(0.21)	0.07	(0.28)	(0.35)	0.80	(1.15)
Gulf South Pipeline	0.06	0.01	0.05	0.13	0.08	0.05
Total Energy Commodity Services	0.10	0.01	0.09	0.01	0.78	(0.77)
Consolidated As-Reported Earnings	0.68	(0.17)	0.85	3.93	4.01	(0.08)

Less Special Items
Utility, Parent & Other	0.07	(0.30)	0.37	0.07	(0.69)	0.76
Entergy Nuclear	-	(0.25)	0.25	-	0.45	(0.45)
Energy Commodity Services
Non-nuclear wholesale assets	0.26	-	0.26	0.28	-	0.28
Entergy-Koch Trading	(0.21)	-	(0.21)	(0.35)	-	(0.35)
Gulf South Pipeline	0.06	-	0.06	0.13	-	0.13
Total Energy Commodity Services	0.11	-	0.11	0.06	-	0.06
Consolidated Special Items	0.18	(0.55)	0.73	0.13	(0.24)	0.37

Operational
Utility, Parent & Other	0.29	0.13	0.16	2.79	2.62	0.17
Entergy Nuclear	0.22	0.24	(0.02)	1.06	0.85	0.21
Energy Commodity Services
Non-nuclear wholesale assets	(0.01)	(0.07)	0.06	(0.05)	(0.10)	0.05
Entergy-Koch Trading	-	0.07	(0.07)	-	0.80	(0.80)
Gulf South Pipeline	-	0.01	(0.01)	-	0.08	(0.08)
Total Energy Commodity Services	(0.01)	0.01	(0.02)	(0.05)	0.78	(0.83)
Consolidated Operational Earnings	0.50	0.38	0.12	3.80	4.25	(0.45)
Weather Impact	-	(0.03)	0.03	(0.11)	(0.05)	(0.06)

Detailed earnings variance analysis is included in appendices A-1 and A-2 to this release. In addition, appendix A-3 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy's net cash flow provided by operating activities in fourth quarter 2004 was more than $1.2 billion, an increase of nearly $400 million compared to fourth quarter 2003. The increase was due primarily to dividends received from Entergy-Koch, LP which reflected receipt of a majority of the proceeds from the sales of Entergy-Koch Trading and Gulf South Pipeline. The expected gain on the transaction will be recorded when the remainder of the proceeds are received in 2006 consistent with applicable accounting guidance for the transactions. The Entergy-Koch, LP dividends that were attributable to Entergy's share of the equity in earnings from the venture recorded by the company since the venture's inception, $503 million, are included in net cash flow provided by operating activities. The remainder of the proceeds received in fourth quarter, $359 million, is included in investing activities in Entergy's cash flow statement.

Entergy's net cash flow provided by operating activities year-to-date through December 2004 increased more than $900 million compared to the same period in 2003.

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarter-to-quarter and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Fourth Quarter and Year-to-Date 2004 vs. 2003
(U.S. $ in millions)
	Fourth Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
Utility, Parent & Other	717	825	(108)	2,035	1,934	101
Entergy Nuclear	(10)	(15)	5	414	183	231
Energy Commodity Services (a)	509	20	489	480	(111)	591
Total Net Cash Provided by Operating Activities	1,216	830	386	2,929	2,006	923

(a) Energy Commodity Services' cash amount above includes contributions from Entergy's investment in Entergy-Koch, LP that are recognized in Entergy Corporation's financial statements such as dividends received and taxes paid. In fourth quarter 2004 Entergy received the majority of proceeds due the company from the sales of Entergy-Koch Trading and Gulf South Pipeline, a portion of which is included in cash provided by operating activities.

II. Utility, Parent & Other Results

In fourth quarter 2004, Utility, Parent & Other earned $0.36 per share on an as-reported basis compared to the fourth quarter 2003 loss of $(0.17) per share. Fourth quarter 2003 as-reported results included charges recorded in connection with Entergy's voluntary severance program. Operational earnings in fourth quarter 2004 were $0.29 per share compared to $0.13 per share for the same period one year ago. Earnings in fourth quarter 2004 reflect:

  Strong sales growth across all customer classes reflecting strength in the regional economy.
  A return to normal weather in 2004 compared to milder-than-normal weather in fourth quarter 2003.

Electricity usage, in gigawatt-hour sales by customer segment, is included in Table 4 below. Current quarter sales reflect the following:

  Residential sales in fourth quarter 2004, on a weather-adjusted basis, were up nearly 5 percent compared to fourth quarter 2003.
  Commercial and governmental sales, on a weather-adjusted basis, were up more than 3 percent.
  Industrial sales experienced an increase of nearly 7 percent in fourth quarter 2004 compared to prior quarter with usage by petroleum refining and chemical customers leading the growth.

For the year 2004, Utility, Parent and Other earned $2.86 per share on an as-reported basis, compared with $1.93 per share for 2003. Operational earnings in 2004 were $2.79 per share compared to $2.62 per share for 2003. The higher operational earnings in 2004 were due primarily to sales growth and lower interest costs which were partially offset by milder-than-normal weather in the current year.

Table 4 provides a comparative summary of the Utility's operational performance measures.

Table 4: Utility Operational Performance Measures
Fourth Quarter and Year-to-Date 2004 vs. 2003 (see appendix F for definitions of measures)
	Fourth Quarter				Year-to-Date
	2004	2003	% Change	% Weather Adjusted	2004	2003	% Change	% Weather Adjusted
Generation in GWh	19,476	17,860	9.1%		79,839	77,745	2.7%
GWh billed
Residential	7,521	7,041	6.8%	4.7%	32,896	32,817	0.2%	1.5%
Commercial and governmental	7,252	6,955	4.3%	3.4%	29,036	28,513	1.8%	2.3%
Industrial	10,425	9,782	6.6%	6.6%	40,293	38,637	4.3%	4.3%
Total Retail Sales	25,198	23,778	6.0%	5.1%	102,225	99,967	2.3%	2.8%
Wholesale	1,799	1,995	-9.8%		8,624	9,248	-6.7%
Total Sales	26,997	25,773	4.7%		110,849	109,215	1.5%
O&M expense	$17.44	$21.89	-20.3%		$14.76	$15.33	-3.7%
Number of retail customers
Residential					2,284,729	2,260,845
Commercial & governmental					330,276	322,272
Industrial					44,222	43,233

Appendix B provides information on selected pending local and federal regulatory cases, including a calendar of scheduled events and potential financial impacts.

III. Competitive Businesses Results

Entergy's competitive businesses include Entergy Nuclear and Energy Commodity Services. Table 5 provides a summary of Competitive Businesses' capacity and generation sold forward as of the end of the fourth quarter 2004.

Entergy Nuclear has sold 95%, 89%, and 69% of planned generation at average prices per megawatt-hour of $39, $40 and $42, for 2005, 2006 and 2007, respectively. Energy Commodity Services has contracted for 63%, 44% and 38% of its planned energy and capacity revenues at average prices per megawatt-hour of $24, $24 and $28, for the same periods.

Table 5: Competitive Businesses Percent of Capacity and Generation Sold Forward
2005 through 2009 (see appendix F for definitions of measures)
	2005	2006	2007	2008	2009
Entergy Nuclear (EN)
Energy
Planned TWh of generation	34	35	34	34	35
Percent of EN's planned generation sold forward (b)
Unit-contingent	37%	33%	29%	13%	13%
Unit-contingent with availability guarantees	54%	52%	38%	25%	0%
Firm liquidated damages (LD)	4%	4%	2%	0%	0%
Total	95%	89%	69%	38%	13%
Average contract price per MWh	$39	$40	$42	$43	$42

Capacity
Planned net MW in operation	4,155	4,200	4,200	4,200	4,200
Percent of EN's capacity sold forward
Bundled capacity and energy contracts	13%	13%	13%	13%	13%
Capacity contracts	58%	67%	36%	22%	10%
Total	71%	80%	49%	35%	23%
Average capacity contract price per kW per month	$1.2	$1.1	$1.1	$1.0	$0.9

Blended Capacity and Energy Recap (based on revenues)
Percent of EN's planned energy and capacity sold forward	93%	87%	65%	36%	12%
Average contract revenue per MWh	$40	$42	$43	$44	$43

Energy Commodity Services (ECS)
Capacity
Net MW in operation	1,578	1,578	1,578	1,578	1,578
Percent of ECS's capacity sold forward	44%	33%	29%	29%	19%

Energy
Planned TWh of generation	3	3	3	3	4
Percent of ECS's planned generation sold forward
Unit-contingent	7%	7%	7%	7%	6%
Unit-contingent with availability guarantees	62%	47%	38%	38%	29%
Firm liquidated damages (LD)	0%	0%	0%	0%	0%
Total	69%	54%	45%	45%	35%

Blended Capacity and Energy Recap (based on revenues)
Percent of ECS's planned energy and capacity sold forward	63%	44%	38%	39%	22%
Average contract revenue per MWh	$24	$24	$28	$28	$21

(b) A portion of EN's total planned generation sold forward for the years 2005-2009 is associated with the Vermont Yankee contract for which pricing may be adjusted.

Entergy Nuclear

Entergy Nuclear (EN) earned $0.22 per share on both as-reported and operational bases in fourth quarter 2004, compared to a loss of $(0.01) per share on an as-reported basis and $0.24 per share on an operational basis in fourth quarter 2003. Fourth quarter 2003 as-reported results included charges recorded in connection with Entergy's voluntary severance program. Lower operational earnings for EN in fourth quarter 2004 were due primarily to lower generation resulting from two planned refueling outages in fourth quarter 2004 compared to no refueling outages in fourth quarter 2003. Increased revenue due primarily to higher contract pricing partially offset the impact of lower generation in fourth quarter 2004 results.

Other Entergy Nuclear highlights included:

  Capacity factor for the fleet was 85% for fourth quarter 2004 reflecting the impact of two planned refueling outages; capacity factor for the full year 2004 was over 90%.
  Average production costs increased due to a combination of lower generation and higher operation and maintenance expenses in fourth quarter 2004 compared to one year ago. On a year-to-date basis, production costs reflect a slight decrease compared to the same period in 2003.

For the year 2004, Entergy Nuclear earned $1.06 per share on an as-reported basis, compared with $1.30 per share for 2003. Operational earnings in 2004 were $1.06 per share compared to $0.85 per share for 2003. The higher operational earnings in 2004 were due primarily to increased revenue from higher contract pricing and additional revenues from a new services contract.

Table 6 provides a comparative summary of Entergy Nuclear's operational performance measures.
Table 6: Entergy Nuclear Operational Performance Measures
Fourth Quarter and Year-to-Date 2004 vs. 2003 (see appendix F for definitions of measures)
	Fourth Quarter			Year-to-Date
	2004	2003	% Change	2004	2003	% Change
Net MW in operation	4,058	4,001	1%
Average realized price per MWh	$40.69	$38.54	6%
Production cost per MWh (c)	$22.28	$17.15	30%	$20.16	$20.32	-1%
Generation in GWh	7,567	8,702	-13%	32,524	32,379	0%
Capacity factor	85%	98%	-13%	92%	92%	0%
Refueling outage days:
Indian Point 2	31	0
FitzPatrick (d)	30	0

(c) Production cost does not include severance charges associated with the voluntary severance program recorded in fourth quarter 2003.

(d) Table reflects the entire duration of refueling outages that were completed in the fourth quarter 2004. For the FitzPatrick plant, 6 refueling outage days occurred in third quarter 2004.

Energy Commodity Services

As-reported results for Energy Commodity Services (ECS) include the earnings impacts of Entergy-Koch, LP (EKLP) and Entergy's non-nuclear wholesale assets business. ECS's as-reported results in fourth quarter 2004 were $0.10 per share compared to $0.01 per share one year ago. The improved results reflect tax benefits recorded of $0.42 per share associated with restructuring a portion of Entergy's position in its non-nuclear wholesale assets business. The impact of these tax benefits was partially offset by:

  an impairment of $(0.16) per share recorded in connection with the Warren Power plant, a gas-fired unit in Vicksburg, Mississippi.
  a loss from EKLP of $(0.15) per share in the current quarter compared to earnings of $0.08 per share in the same period of 2003.

ECS recorded a loss of $(0.01) per share on an operational basis in fourth quarter 2004 compared to earnings of $0.01 per share one year ago. Operational results in fourth quarter 2004 reflect:

  Absence in the current period of earnings from EKLP consistent with Entergy's announcement of the sale of EKLP's trading and pipeline businesses. EKLP operational earnings in fourth quarter 2003 were $0.08 per share.
  An improvement in results at Entergy's non-nuclear wholesale assets business with a loss of $(0.01) per share in fourth quarter 2004 compared to a loss of $(0.07) per share in the same period last year. The improved results came primarily from higher revenues due to lower operational expenses and higher energy margins.

For the year 2004, ECS earned $0.01 per share on an as-reported basis, compared with $0.78 per share for 2003. On an operational basis, ECS recorded a loss of $(0.05) per share in 2004 compared to earnings of $0.78 per share for 2003. The lower operational results in 2004 were due primarily to the absence in 2004 of operational results from EKLP, consistent with Entergy's announcement of the sale of EKLP's trading and pipeline businesses. EKLP operational earnings for full year 2003 were $0.88 per share while the venture incurred a loss of $(0.22) for full year 2004.

IV. Earnings Guidance

"We project as-reported and operational earnings in the range of $4.60 to $4.85 per share for full year 2005, reflecting very solid growth over 2004 operational results," said Leo Denault, Entergy's chief financial officer. "Key assumptions supporting this guidance include normal weather, the continued successful execution of operating strategies across our businesses and continued execution of share repurchases under our previously announced $1.5 billion program."

Entergy's 2005 earnings guidance is detailed in Table 7 below, with 2004 actual results as its starting point. Guidance for 2005 is based on the assumption that the company executes incremental share repurchases under its $1.5 billion repurchase program announced in August 2004. Other key assumptions are as follows:

Utility, Parent & Other

  Normal weather
  Increased revenue from the impact of rate cases and sales growth projected in the 1.5 to 2.0% range, excluding the impact of the anticipated loss of one cogeneration customer
  Increased operation and maintenance expenses associated with inflation, benefits costs and assets acquired under the generation supply plan
  Decreased interest expense
  Accretion from the share repurchase program

Entergy Nuclear

  Increased revenues due to an approximate $1 per megawatt hour increase in the pricing of power purchase agreements, which is expected to average about $39 per megawatt-hour in 2005
  Increased revenues due to completion of power uprates
  Capacity factor ranging from 92 to 95% including planned refueling outages at Indian Point 3 and Pilgrim in spring 2005 and Vermont Yankee in fall 2005
  Lower operation and maintenance expense achieved from additional productivity improvements at Entergy Nuclear
  Increased depreciation and other expenses
  Accretion from the share repurchase program

Non-Nuclear Wholesale Assets

  Reduced losses from non-nuclear wholesale assets

Share Repurchase Program

  Repurchases of 17 to 22 million shares are completed from August 2004 through December 2005 under the announced $1.5 billion repurchase program

Table 7: 2005 Earnings Per Share Guidance
(Per share in U.S. $)

	2004 Earnings Per Share	Operational/Special Item Changes in 2005	Range of Impact		2005 Guidance Range

Utility, Parent & Other
As-Reported	2.86
Less Special Items	0.07	Operational items:
Operational	2.79	Adjustment to normalize weather	0.11	0.11
		Increased revenue due to rate actions and sales growth	0.36	0.42
		Increased O&M expense	(0.11)	(0.09)
		Decreased interest expense	0.05	0.06
		Accretion from share repurchase program	0.17	0.22
		Other	(0.02)	(0.01)
		Total Operational	0.56	0.71	3.35	3.50
		Special items:
		None
		Total As-reported			3.35	3.50
Entergy Nuclear
As-Reported	1.06
Less Special Items	-	Operational items:
Operational	1.06	Higher contract pricing	0.09	0.10
		Increased generation	0.07	0.08
		Productivity improvements	0.07	0.08
		Accretion from share repurchase program	0.10	0.15
		Increased depreciation/other	(0.09)	(0.08)
		Total Operational	0.24	0.33	1.30	1.39
		Special items:
		None
		Total As-reported			1.30	1.39
Non-Nuclear Wholesale Assets
As-Reported	0.23
Less Special Items	0.28	Operational items:
Operational	(0.05)	Reduced losses from non- nuclear wholesale assets	-	0.01
		Total Operational	-	0.01	(0.05)	(0.04)
		Special items:
		None
		Total As-reported			(0.05)	(0.04)
Entergy-Koch, LP
As-Reported	(0.22)
Less Special Items	(0.22)
Operational	0.00

Consolidated Total
As-Reported	3.93
Less Special Items	0.13
Operational	3.80	Total Operational for 2005	0.80	1.05	4.60	4.85

		Total As-reported for 2005	-	-	4.60	4.85

V. Growth and Liquidity Aspirations

One of Entergy's financial aspirations is to deliver near-term operational earnings growth of 8-10% in 2005 and 2006. The company believes that this goal can be reasonably achieved through a combination of intrinsic growth and accretion due to share repurchases. Other financial aspirations include improving returns on invested capital, achieving various credit metric improvements and providing annual dividend increases.

Over the long-term, Entergy also aspires to deliver earnings growth of 5-6%, equal to top-quartile industry growth over the last 20 years, to achieve a 9% return on invested capital, and to continue to improve the company's overall credit quality. The company's ability to achieve or exceed these aspirations will be based upon a combination of intrinsic growth, accretion due to share repurchases and the deployment of capital into new investments over time.

Table 8 provides details on Entergy's projected cash available for capital deployment for the period 2005 through 2007. Entergy expects to have $1.6 billion of cash available over the 2005-2007 period for four potential uses: investments in new businesses or assets, repayment of debt or equity, or dividend increases. Sources shown on the table include additional debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. This amount could vary depending upon the type of new investment and the credit market environment. Similarly, share repurchases reflected on the table are based upon the $1.5 billion program approved in 2004, as well as the existing authorization in place to fund the exercise of employee stock options. The amount of repurchases may vary as a result of material changes in business results or capital spending or material new investment opportunities.

Table 8: Projected Cash Available for Capital Redeployment 2005 through 2007 - Reconciliation of GAAP to Non-GAAP Measures (see appendix F for definitions of measures)
($ in billions)		2005-2007

Net cash flow provided by operating activities	7.1
Less:
Net nuclear fuel purchases	0.4
Decommissioning trust contributions	0.4
Operating cash flow		6.3
Planned maintenance capital expenditures		(2.5)
Preferred and common dividends		(1.5)
Free cash flow		2.3

Net share repurchases (includes repurchases under existing programs less remaining sale proceeds)		(1.2)
Planned growth capital commitments		(1.3)
Additional debt capacity (net of maturities)		1.8
Net Cash Available for New Investment, Debt/Equity Repayment, Dividend Increase		1.6

Appendix E-1 provides details on planned capital expenditures by business, and appendix E-2 includes a summarized schedule of debt maturities.

VI. Appendices

Eight appendices are presented in this section as follows:

  Appendix A includes earnings per share variance analysis and details on special items that relate to the current quarter and year-to-date periods.
  Appendix B provides information on selected pending local and federal regulatory cases, including a calendar of scheduled events and potential financial impacts.
  Appendix C provides estimates of earnings per share sensitivities related to variables that impact utility and nuclear results.
  Appendix D provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
  Appendix E provides a summary of planned capital expenditures for the next three years along with a summary schedule of debt maturities by business.
  Appendix F provides definitions of the operational performance measures and GAAP and non-GAAP financial measures that are used in this release.
  Appendix G provides a reconciliation of GAAP and non-GAAP financial measures used in this release.

Appendix A-1 and A-2 provide details of fourth quarter and year-to-date 2004 vs. 2003 earnings variance analyses for "Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

Appendix A-1: As-Reported Earnings Per Share Variance Analysis
Fourth Quarter 2004 vs. 2003
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2003 earnings	(0.17)		-		(0.17)
Income taxes - other	0.09	(e)	0.44	(f)	0.53
Other operation & maintenance expense	0.26	(g)	0.19	(g)	0.45
Net revenue	0.21	(h)	(0.04)		0.17
Interest and dividend income	0.03		0.05	(i)	0.08
Cumulative Effect of Accounting Change	-		0.03		0.03
Share repurchase/accretion effect	0.01		0.01		0.02
Taxes other than income taxes	-		0.01		0.01
Nuclear refueling outage expense	(0.01)		-		(0.01)
Interest expense and other charges	(0.01)		-		(0.01)
Depreciation/amortization expense	(0.04)		(0.01)		(0.05)
Asset impairments	-		(0.16)	(j)	(0.16)
Other income (deductions)	(0.01)		(0.20)	(k)	(0.21)
2004 earnings	0.36		0.32		0.68

Appendix A-2: As-Reported Earnings Per Share Variance Analysis
Year-to-Date 2004 vs. 2003
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2003 earnings	1.93		2.08		4.01
Income taxes - other	0.11	(e)	0.45	(f)	0.56
Net revenue	0.23	(h)	0.14	(l)	0.37
Other operation & maintenance expense	0.13	(m)	0.24	(n)	0.37
Interest expense and other charges	0.08	(o)	(0.01)		0.07
Interest and dividend income	0.03		0.03		0.06
Taxes other than income taxes	(0.02)		0.01		(0.01)
Decommissioning expense	-		(0.01)		(0.01)
Nuclear refueling outage expense	(0.02)		-		(0.02)
Depreciation/amortization expense	(0.07)	(p)	(0.05)	(q)	(0.12)
Asset impairments	-		(0.15)	(k)	(0.15)
Other income (deductions)	0.37	(r)	(0.97)	(s)	(0.60)
Cumulative effect of accounting changes	0.09	(t)	(0.69)	(t)	(0.60)
2004 earnings	2.86		1.07		3.93

  Income taxes - other decreased due primarily to the impact of tax benefits recorded in fourth quarter 2004 associated with the Entergy-Koch, LP investment.
  Income taxes - other decreased due primarily to the impact of tax benefits recorded in fourth quarter 2004 associated with restructuring a portion of the non-nuclear wholesale assets business. In addition, differences between statutory and effective tax rates are reflected in the "income tax - other" line.
  Other operation and maintenance expense decreased due primarily to the absence of charges recorded in fourth quarter 2003 in connection with a voluntary severance program.
Utility Net Revenue Variance Analysis 2004 vs. 2003 ($ EPS)
Fourth Quarter		Year-to-Date
Weather	0.03	Weather	(0.06)
Sales growth/pricing	0.16	Sales growth/pricing	0.28
Competitive retail	0.02	Competitive retail	0.12
Other	-	Other	(0.11)
Total	0.21	Total	0.23
  Net revenue increased due to strong sales growth across all retail classes in fourth quarter 2004, as well as the effects of a return to normal weather. Net revenue also increased as a result of higher revenues in the competitive retail business for both the fourth quarter and full year 2004.
  Interest and dividend income increased due to higher decommissioning trust investment earnings resulting from basis adjustments in 2003 to various trust assets.
  Asset impairments reflect the impact of an impairment reserve recorded at the non-nuclear wholesale assets business for the Warren Power plant.
  Other income (deductions) decreased due primarily to Entergy-Koch losses.
  Increase in net revenue was attributed primarily to higher revenues from Entergy Nuclear due to higher contract pricing and additional revenues from a new services contract.
  Other operation and maintenance expense decreased due primarily to the absence of charges recorded in 2003 in connection with a voluntary severance program partially offset by higher expenses at competitive retail and higher customer support expenses.
  Other operation and maintenance expense decreased due primarily to the absence of charges recorded in 2003 in connection with a voluntary severance program and productivity improvements achieved at Entergy Nuclear in 2004.
  Interest expense and other charges decreased due primarily to debt retirements and refinancings.
  Depreciation expense increased due to additions to plants in service and adjustments related to the Grand Gulf nuclear plant's sale and leaseback transaction.
  Depreciation expense increased due to additions to plant in service at Entergy Nuclear.
  Other income (deductions) for the year increased due primarily to the absence of the River Bend loss provision recorded in second quarter 2003 and the reevaluation of River Bend's decommissioning liability in third quarter 2004.
  Other income (deductions) decreased due primarily to lower Entergy-Koch earnings partially offset by a reevaluation of decommissioning liabilities at Entergy Nuclear.
  Cumulative effect of accounting changes reflects the implementation of SFAS 143, the financial impact of which was originally recorded in first quarter 2003.

Appendix A-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both earnings per share and net income bases. Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix A-3: Special Items (shown as positive / (negative) impact on earnings)
Fourth Quarter and Year-to-Date 2004 vs. 2003
(Per share in U.S. $) (u)
	Fourth Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
Utility, Parent & Other
Tax benefits - Entergy-Koch investment	0.07	-	0.07	0.07	-	0.07
SFAS 143 implementation	-	-	-	-	(0.09)	0.09
River Bend loss provision	-	-	-	-	(0.29)	0.29
Voluntary severance program	-	(0.30)	0.30	-	(0.31)	0.31
Subtotal	0.07	(0.30)	0.37	0.07	(0.69)	0.76
Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	-	(0.03)	0.03	-	0.67	(0.67)
Voluntary severance program	-	(0.22)	0.22	-	(0.22)	0.22
Subtotal	-	(0.25)	0.25	-	0.45	(0.45)
Energy Commodity Services
Entergy-Koch Trading earnings	(0.21)	-	(0.21)	(0.35)	-	(0.35)
Gulf South Pipeline earnings	0.06	-	0.06	0.13	-	0.13
Tax benefits on restructuring	0.42	-	0.42	0.41	-	0.41
Asset impairment reserve	(0.16)	-	(0.16)	(0.15)	-	(0.15)
Reduction in asset sale reserves	-	-	-	0.02	-	0.02
Subtotal	0.11	-	0.11	0.06	-	0.06
Total Competitive Businesses	0.11	(0.25)	0.36	0.06	0.45	(0.39)
Total Special Items	0.18	(0.55)	0.73	0.13	(0.24)	0.37

(U.S. $ in millions)
	2004	2003	Change	2004	2003	Change
Utility, Parent & Other
Tax benefits - Entergy-Koch investment	16.7	-	16.7	16.7	-	16.7
SFAS 143 implementation	-	-	-	-	(21.3)	21.3
River Bend loss provision	-	-	-	-	(65.6)	65.6
Voluntary severance program	-	(71.0)	71.0	-	(71.0)	71.0
Subtotal	16.7	(71.0)	87.7	16.7	(157.9)	174.6
Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	-	(5.8)	5.8	-	154.4	(154.4)
Voluntary severance program	-	(51.8)	51.8	-	(51.8)	51.8
Subtotal	-	(57.6)	57.6	-	102.6	(102.6)
Energy Commodity Services
Entergy-Koch Trading	(47.4)	-	(47.4)	(79.4)	-	(79.4)
Gulf South Pipeline	14.3	-	14.3	29.3	-	29.3
Tax benefits on restructuring	93.6	-	93.6	93.6	-	93.6
Asset impairment reserve	(35.8)	-	(35.8)	(35.8)	-	(35.8)
Reduction in asset sale reserves	-	-	-	5.6	-	5.6
Non-nuclear wholesale assets - other	-	-	-	-	0.7	(0.7)
Subtotal	24.7	-	24.7	13.3	0.7	12.6
Total Competitive Businesses	24.7	(57.6)	82.3	13.3	103.3	(90.0)
Total Special Items	41.3	(128.6)	170.0	30.0	(54.6)	84.5

(u) Totals may not foot due to rounding.

Appendix B-1 provides a summary of the selected regulatory cases and events that are pending.

Appendix B-1 Regulatory Summary Table
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Retail Regulation
Entergy Arkansas	11.0%	Recent activity: None Background: No cases pending. Next filing likely to come in 2005 in connection with steam generator and reactor vessel head replacement at ANO Unit 1.	$0.00 per share in 2005; 2006 impact will be based on revenue deficiency reflected in 2005 filing.

Entergy Gulf States - TX	10.95%

Recent activity: EGSI-TX appealed the Public Utility Commission of Texas' (PUCT) October 2004 decision to dismiss the company's rate case filed in August 2004. The company is pursuing efforts to get legislative support through the passage of a bill that would clarify that the company is no longer operating under a rate freeze thus allowing EGSI-TX to proceed with obtaining rate relief.
Background: Beginning in 1999 until June 2004, the company had been preparing for ROA. In a written order issued on July 12, 2004, the PUCT effectively rejected the company's proposal to advance to ROA and as a result, the company filed a rate case on August 25, 2004 which the PUCT dismissed with its written order issued October 20, 2004. The PUCT did not act on the company's Motion for Rehearing on the Dismissal which rendered it "denied by operation of law".

			$0.00 per share in 2005 as the original filed case will not be reopened. Potential earnings impact in 2006 is not yet determinable.

Entergy Gulf States - LA	11.1%

Recent activity: On January 18, 2005 the company filed testimony in support of a Global Settlement of 12 cases including the 9th earnings review. The settlement terms include $70 - $80 million in refunds for EGSI-LA customers and the establishment of a formula rate plan with a 10.65% ROE midpoint and a 75 basis point bandwidth. A procedural schedule that includes Louisiana Public Service Commission's (LPSC) consideration of the Global Settlement at its February 23, 2005 meeting has been established.
Background: The 9th earnings review (2002) and prospective revenue study are currently pending before the LPSC. EGSI-LA has filed proposals and the LPSC staff has filed testimony in support of varying rate adjustments, both historical and prospective, in connection with this case.

2005 impact ranges from $(0.16) per share (based on staff's recommendation) to $0.04 per share (based on company's filed deficiency). If approved, the terms of the Global Settlement would supercede the above impact.

Entergy Louisiana	9.7-% - 11.3%

Recent activity: Hearings in connection with ELI's application for a $167 million base rate increase were completed in mid December 2004. Proceedings continue to advance on schedule with a potential Administrative Law Judge decision in February 2005 and a LPSC decision at the end of first quarter 2005. Discussions of a framework for settlement of this proceeding have taken place but are preliminary at this time.
Background: In January 2004, ELI filed with the LPSC an application for a $167 million base rate increase based on an ROE of 11.4%. The requested increase would have been largely mitigated by fuel savings resulting from the generation supply plan, including the acquisition of the Perryville plant. LPSC Staff initially recommended removal of the generation supply plan resulting in an $11.4 million rate increase with a 9.75% ROE. Based on the procedural schedule in this case, a LPSC decision is required by the end of first quarter 2005.

			2005 impact ranges from $0.00 per share up to $0.15 per share based on the percentage of rate request approved by the LPSC and timing of the implementation of new rates.

Entergy Mississippi	9.46% - 12.08%

Recent activity: None
Background: In December 2002, the Mississippi Public Service Commission (MPSC) approved a $48.2 million rate increase which allowed an ROE of 11.75%. The MPSC also approved a formula rate plan which allowed the earned return on equity to increase or decrease with an effective bandwidth of plus or minus 131 basis points without a change in rates. Also, performance incentives can increase or decrease the benchmarked ROE by 100 basis points. If EMI earns above or below the bandwidth range, rates are adjusted on a prospective basis by 50% of any overage or shortfall to the top or bottom of the bandwidth respectively. EMI made its formula rate plan filing in March 2004 based on a 2003 test year. In April 2004, the MPSC approved a joint stipulation which provides for no change in rates based on a performance adjusted ROE of 10.77%.

2005 and beyond may be impacted by an increase or decrease of $0.02 per share for every 1% increase or decrease in ROE resulting from performance incentives and/or sharing above or below the allowed range.

Appendix B-1 Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Retail Regulation (Continued)
Entergy New Orleans	10.25% - 13.25%

Recent activity: None
Background: Effective June 2003, the New Orleans City Council (CCNO) approved a $30 million rate increase and a 2-year prospective FRP with an ROE mid point of 11.25% and an ROE bandwidth from 10.25% to 12.25%. In addition, the Electric FRP allows for up to 13.25% ROE based on a Generation Performance-Based Rate plan which provides for sharing of fuel and purchased power savings. On April 30, 2004, ENOI filed its annual electric and gas FRP updates that resulted in an August settlement approved by the CCNO calling for no rate adjustment for electric or gas service. ENOI will file on or before May 1, 2005, results of its FRP for the year ending December 31, 2004. The CCNO will have until September 1, 2005 to approve any rate adjustment pursuant to the filing. The company intends to file for an extension of the FRP prior to September 1, 2005. If the FRP is not extended by the CCNO on or before September 1, the Rate Adjustments in effect based on the December 31, 2004 test year shall continue.

2005 may be impacted by as much as +$0.005 per share, for each $20 million of fuel and purchased power savings above the initial $20 million allocated to customers under the Generation Performance-Based Rate plan.

Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	Recent activity: None Background: ROE approved by July 2001 FERC order. No cases pending.	$0.00 per share.

System Agreement	NA

Recent activity: None
Background: Proceeding addresses reallocation of production costs among the utility operating subsidiaries. The FERC administrative law judge (ALJ) issued an initial decision in February 2004 concluding that rough production cost equalization no longer exists on the Entergy system. The ALJ recommended a bandwidth approach be applied to reallocate production costs. Entergy opposes the bandwidth approach and certain findings related to the purchase of power from the Vidalia hydroelectric facility. Exception briefs were filed by all parties in March 2004 and a FERC decision could come in the first half of 2005, with court appeals of any decision likely.

$0.00 per share regardless of outcome; the outcome of the case will only impact the allocation of costs among the operating companies; these costs are passed through to customers.

Affiliate Transactions	NA

Recent activity: Hearings in this proceeding concluded in December 2004; an initial ALJ decision is expected in early July 2005.
Background: Eight purchase power agreements covering five generating sources from Entergy affiliates for supplies of power to ELI and ENOI are being reviewed by FERC. Certain of the contracts became effective in June 2003, subject to refund. The process used to award the contracts is being challenged by various parties at FERC.

$0.00 per share regardless of outcome given that costs associated with affiliate PPAs will be recovered in retail rates; if affiliate PPAs are not approved, the cost of alternative sources of power would be recovered in retail rates.

Independent Coordinator of Transmission (ICT)	NA

Recent activity: On January 3, 2005, Entergy filed for a petition for a Declaratory Order from FERC and included certain enhancements to its original ICT filing which would grant additional authority to the independent coordinator. Assuming a positive Declaratory Order is issued by the FERC, a final FERC order authorizing the implementation of the Enhanced ICT Proposal could come during the third quarter 2005, with earliest effective date for operation of new structure in 2006.
Background: Entergy filed for FERC approval of its alternative transmission structure on April 1, 2004. Three technical conferences were held and Entergy made an initial filing with FERC that included independent transmission oversight for processes involving the granting of transmission service including calculation of transfer capacity, system studies and the weekly transmission procurement process. The filing also included a request to implement a more efficient expansion pricing policy that is consistent with the "higher of" principles articulated in FERC's Order Number 2003-A.

$0.00 per share in direct impact. If rejected, Entergy could possibly be directed to renew its pursuit of an RTO which likewise would not be expected to have an immediate earnings impact.

Market-Based Rate Authority	NA

Recent activity: On December 17, 2004, FERC initiated a 206 proceeding to investigate a presumption of market power and will review Entergy's delivered price test analysis filed in October 2004. A FERC order is expected in second quarter 2005.
Background: Pursuant to orders issued in April and July 2004, FERC established new interim generation market power screens. As required, Entergy filed its generation market power analysis in August 2004 supplemented in October 2004. Entergy's analysis indicated that it passed the pivotal supplier screen, but failed the market share screen within its control area, a screen Entergy believes is overly conservative and overstates vertically integrated utilities' ability to exercise market power. At the same time, Entergy filed delivered price test analysis that indicates Entergy does not have market power in any wholesale market when Entergy's native load obligations are reflected.

$0.00 per share in direct impact. Entergy could lose its market-based authority for wholesale sales within its control area. However, Entergy does not believe that the revocation of its market-based rate authority would have a material affect on its financial results.

Appendix B-2 provides a calendar of selected regulatory events scheduled or anticipated through 3rd quarter 2005.

Appendix B-2: Calendar of Selected Regulatory Events
As of January 31, 2005
Jurisdiction:	FERC				EGSI-TX	EGSI-LA	ELI
Case:	System Agreement	Affiliate Purchase Power Agreements	Independent Coordinator of Transmission	Market -Based Rate Authority	Base Rate Case	Global Settlement 9th Earnings Review	Purchase Power Agreements	Base Rate Case
Docket #:	EL01-88-001	ER03-583-000 ER03-681-000 ER03-682-000 ER03-744-000	ER04-699	ER91-569	30123	U-26527	U-27136	U-20925
Jan-05						10th & 17th -Comments from Intervenors 18th ELI filed testimony 27th - Tech Conf		7th - Replies to Post Hearing Briefs filed
Feb-05					Bill introduced in TX legislature in support of delayed customer choice for EGSI-TX	23rd -Potential LPSC decision	Potential ALJ decision	Potential ALJ decision
Mar-05	Potential FERC decision							Potential LPSC Decision
Apr 05				Potential FERC decision			Potential LPSC decision
May 05					TX legislative session ends
Jun 05
Jul 05		Potential ALJ decision	Potential FERC decision
Aug 05
Sep 05
Comments:	Requests for rehearing may follow FERC decision		No detailed procedural schedule established	No detailed procedural schedule established	Case in docket 30123 dismissed by PUCT in October 2004. Decision on company's appeal in Travis County court expected June 05		FERC schedule could potentially impact LPSC timing	Discussions of a framework for settlement are in preliminary stages

Appendix C provides estimates of the impact to operational earnings resulting from changes in various revenue and expense variables. These estimates are intended to be indicative rather than precise guidance, and are based upon changes in variables which would result in increases to earnings per share. Equivalent decreases in earnings per share are estimated to result from variable changes in the opposite direction.

Appendix C: Earnings Sensitivities
(Per share in U.S. $)
Variable	Description of Change	Estimated Earnings Impact (v)
Utility
Sales growth Residential Commercial/Government Industrial Total	1% increase in Residential MWh sold 1% increase in Comm/Govt MWh sold 1% increase in Industrial MWh sold 1% increase in Total MWh sold	0.04 0.03 0.03 0.10
Rate base	$100 million increase in rate base	0.02
Return on equity	1% increase in allowed ROE	0.22
Entergy Nuclear
Capacity factor	1% increase in capacity factor	0.03
Gas price 2005 - 95% EN output sold forward 2006 - 89% EN output sold forward 2007 - 69% EN output sold forward	$1/MMBtu increase in gas price assuming market conversion based on 9,000 heat rate	0.03 0.08 0.26
Operation and maintenance expense	$1 decrease per MWh	0.09
Outage (lost revenue only)	1000 MW plant for 10 days	0.02
Power uprate	100 MW at $800/Kw capital investment and market price of $40/MWh	0.06

(v) Based on current fully diluted shares of approximately 230 million consistent with the assumption for all components included in 2005 guidance.

Appendix D-1 provides comparative financial performance measures for the current quarter. Appendix D-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of earnings, including special items. Operational measures are non-GAAP measures as they are calculated using operational earnings, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Appendix G-1.

Appendix D-1: GAAP and non-GAAP Financial Performance Measures
Fourth Quarter 2004 vs. 2003 (see appendix F for definitions of certain measures)

For 12 months ending December 31	2004	2003	Change
GAAP Measures
Return on average invested capital - as-reported	7.29%	7.38%	(0.09)%
Return on average common equity - as-reported	10.70%	11.21%	(0.51)%
Net margin - as-reported	8.98%	10.08%	(1.10)%
Cash flow interest coverage	7.11	5.05	2.06
Book value per share	$38.25	$38.02	$0.23
End of period shares outstanding (millions)	216.8	228.9	(12.1)

Non-GAAP Measures
Return on average invested capital - operational	7.11%	7.70%	(0.59)%
Return on average common equity - operational	10.35%	11.87%	(1.52)%
Net margin - operational	8.69%	10.67%	(1.98)%

As of December 31 ($ in millions)	2004	2003	Change
GAAP Measures
Revolver capacity	1,490	1,553	(63)
Total debt	7,807	8,182	(375)
Debt to capital ratio	47.4%	47.5%	(0.1)%
Off-balance sheet liabilities:
Project debt
Debt of joint ventures - Entergy's share	173	414	(241)
Leases - Entergy's share	596	501	95
Total off-balance sheet liabilities	769	915	(146)

Non-GAAP Measures
Total gross liquidity	2,298	2,245	53
Net debt to net capital ratio	44.7%	45.3%	(0.6)%
Net debt ratio including off-balance sheet liabilities	47.3%	48.2%	(0.9)%

Appendix D-2: Historical Performance Measures (see appendix F for definitions of measures)
	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04	FY03	FY04
Financial
EPS - as-reported ($)	1.73	0.89	1.57	-0.17	0.88	1.14	1.22	0.68	4.01	3.93
Less - special items ($)	0.61	-0.28	0.00	-0.55	0.06	0.06	-0.17	0.18	-0.24	0.13
EPS - operational ($)	1.12	1.17	1.57	0.38	0.82	1.08	1.39	0.50	4.25	3.80
Trailing Twelve Months
ROIC - as-reported (%)	8.65	8.01	8.04	7.38	6.19	6.38	5.90	7.29	7.38	7.29
ROIC - operational (%)	7.86	7.48	7.63	7.70	7.22	6.95	6.70	7.11	7.70	7.11
ROE - as-reported (%)	13.69	12.85	12.56	11.21	8.63	9.27	8.12	10.70	11.21	10.70
ROE - operational (%)	12.00	11.69	11.69	11.87	10.71	10.43	9.71	10.35	11.87	10.35
Cash Flow Interest Coverage	4.41	4.54	4.28	5.05	5.77	5.96	6.39	7.11	5.05	7.11
Debt to capital (%)	49.5	50.9	48.4	47.5	47.3	47.4	46.8	47.4	47.5	47.4
Net debt/net capital (%)	48.3	47.8	46.6	45.3	44.5	45.5	44.9	44.7	45.3	44.7
Utility
Generation in GWh	18,531	19,915	21,438	17,860	18,022	19,526	22,815	19,476	77,745	79,839
GWh billed
Residential	7,843	7,170	10,763	7,041	7,726	6,911	10,738	7,521	32,817	32,896
Commercial & Gov't	6,455	6,828	8,276	6,955	6,487	6,829	8,468	7,252	28,513	29,036
Industrial	9,324	9,556	9,975	9,782	9,490	9,922	10,456	10,425	38,637	40,293
Wholesale	2,513	2,590	2,093	1,995	2,418	2,367	2,040	1,799	9,248	8,624
O&M expense/MWh (w)	$13.29	$14.70	$12.17	$21.89	$13.31	$15.62	$12.97	$17.44	$15.33	$14.76
Reliability
SAIFI	1.9	1.6	1.8	1.8	1.7	1.9	1.8	1.9	1.8	1.9
SAIDI	161	138	155	144	143	162	159	169	144	169
Nuclear
Net MW in operation	3,955	3,955	4,001	4,001	4,001	4,001	4,001	4,058
Avg. realized price per MWh	$38.28	$39.81	$40.67	$38.54	$39.70	$41.33	$43.38	$40.69
Production cost/MWh (x)	$23.54	$20.85	$20.03	$17.15	$18.57	$18.33	$21.68	$22.28	$20.32	$20.16
Generation in GWh	8,093	7,337	8,246	8,702	8,687	8,196	8,075	7,567	32,379	32,524
Capacity factor	93.7%	84.1%	93.6%	98%	98.9%	93.6%	91.6%	85%	92%	92%

  O&M expense per megawatt hour was redefined in third quarter 2004 to reflect billed megawatt hour sales as the denominator instead of megawatt hours generated as previously used in the calculation.
  Production cost does not include severance charges associated with the voluntary severance program recorded in fourth quarter 2003.

Appendix E-1 provides a summary of planned capital expenditures. Entergy's capital plan from 2005 through 2007 includes $3.8 billion for investment; more than $2.4 billion of this amount is associated with capital to maintain Entergy's existing assets. Approximately $1.3 billion is associated with previously identified investments such as the steam generator replacement at Arkansas Nuclear One Unit 1, nuclear plant power uprates at Entergy Nuclear and Utility, the purchase of the Perryville plant, and other opportunities consistent with the company's growth investment strategy.

Appendix E-1: Planned Capital Expenditures
2005-2007
($ in millions)	2005	2006	2007	Total
Maintenance capital
Utility, Parent & Other	732	718	774	2,224
Entergy Nuclear	72	72	60	204
Energy Commodity Services	3	4	6	13
Subtotal	807	794	840	2,441
Other capital commitments
Utility, Parent & Other	584	349	201	1,134
Entergy Nuclear	90	67	43	200
Energy Commodity Services	0	0	0	0
Subtotal	674	416	244	1,334
Total Planned Capital Expenditures	1,481	1,210	1,084	3,775

Appendix E-2 provides details on scheduled long-term debt maturities including currently maturing portions.

Appendix E-2: Debt Maturity Schedule
Maturities as of 12/31/2004
($ in millions)	2005	2006	2007	2008-2009	2010+	Total
Utility, Parent & Other	415	28	148	1,290	5,182	7,063
Entergy Nuclear	77	76	80	40	173	446
Energy Commodity Services	-	-	-	-	-	-
Total	492	104	228	1,330	5,355	7,509

Appendix F provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.

Appendix F: Definitions of Operational Performance Measures and GAAP and non-GAAP Financial Measures
Utility
Generation in GWh	Total number of GWh produced by all Utility generation facilities
GWh billed	Total number of GWh billed to all retail and wholesale customers
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Year-to-date average number of customers
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output sold forward under contracts, forward physical contracts or forward financial contracts (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages
Unit-contingent with availability guarantees

Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset); if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract

For Entergy Nuclear, a contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator
For Energy Commodity Services, a contract for the sale of capacity and related energy, in which capacity and energy are priced separately

Average contract price per MWh or per kW per month	Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract prices based on expected dispatch or capacity
Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage completed during the quarter

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix F: Definitions of Operational Performance Measures and GAAP and non-GAAP Financial Measures (continued)
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling earnings divided by average common equity
Net margin - as-reported	12-months rolling earnings divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, capital leases, and preferred stock with sinking fund (effective fourth quarter 2003) on the balance sheet less non-recourse debt, if any
Project debt	Financing at subsidiaries to support specific projects
Debt of joint ventures (Entergy share)

Debt issued by Entergy-Koch, LP and non-nuclear assets business joint ventures for periods through third quarter 2004. Only non-nuclear assets business joint ventures debt included for periods thereafter.

Leases (Entergy share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures - non-GAAP
Operational earnings	As-reported earnings applicable to common stock adjusted to exclude the impact of special items
Operating cash flow	Net cash flow provided by operating activities adjusted to exclude net nuclear fuel purchases and decommissioning trust fund expenditures
Free cash flow	Operating cash flow adjusted to exclude maintenance capital expenditures and preferred and common dividends
Return on average invested capital - operational	12-months rolling operational earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational earnings divided by average common equity
Net margin - operational	12-months rolling operational earnings divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

Appendices G-1 and G-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP and non-GAAP Financial Measures - Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04
As-reported earnings-rolling 12 months (A)	1,073	1,037	1,042	927	739	799	715	910
Preferred dividends	24	24	24	24	23	23	23	24
Tax effected interest expense	347	339	328	311	307	303	292	295
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,444	1,400	1,394	1,262	1,069	1,125	1,031	1,228

Special items in prior quarters	(6)	158	72	74	(193)	(113)	(100)	(11)

Special items 1Q03 thru 4Q04
Utility, Parent & Other Tax benefits- Entergy Koch								17
Energy Commodity Services Gain (loss) on disposition of assets					15	13	(40)	60
Energy Commodity Services asset and contract impairments		1						(36)
Utility, Parent & Other SFAS 143 implementation	(21)
Entergy Nuclear SFAS 143 implementation	160
Utility, Parent & Other River Bend loss provision		(66)
Utility, Parent & Other Voluntary severance plan				(72)
Entergy Nuclear Voluntary severance plan				(51)
Entergy Nuclear SFAS 143 implementation				(6)
Total special items (C)	132	93	72	(55)	(178)	(100)	(140)	30

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,312	1,306	1,321	1,317	1,247	1,225	1,171	1,198

Operational earnings, rolling 12 months (A-C)	941	944	970	981	917	899	855	880

Average invested capital (D)	16,700	17,465	17,324	17,114	17,257	17,638	17,462	16,843

Average common equity (E)	7,838	8,075	8,295	8,271	8,565	8,619	8,806	8,499

Operating revenues (F)	8,482	8,739	8,971	9,195	9,409	9,540	9,803	10,124

ROIC - as-reported (B/D)	8.65	8.01	8.04	7.38	6.19	6.38	5.90	7.29

ROIC - operational ((B-C)/D)	7.86	7.48	7.63	7.70	7.22	6.95	6.70	7.11

ROE - as-reported (A/E)	13.69	12.85	12.56	11.21	8.63	9.27	8.12	10.70

ROE - operational ((A-C)/E)	12.00	11.69	11.69	11.87	10.71	10.43	9.71	10.35

Net margin - as-reported (A/F)	12.65	11.87	11.62	10.08	7.86	8.37	7.29	8.98

Net margin - operational ((A-C)/F)	11.09	10.80	10.81	10.67	9.75	9.42	8.72	8.69

Appendix G-2: Reconciliation of GAAP and non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04
Gross debt (A)	8,410	9,173	8,554	8,182	8,282	8,173	8,070	7,807
Less cash and cash equivalents (B)	377	1,078	578	692	875	586	588	808
Net debt (C)	8,033	8,095	7,976	7,490	7,407	7,588	7,482	6,999

Total capitalization (D)	17,009	18,023	17,680	17,220	17,505	17,252	17,245	16,466
Less cash and cash equivalents (B)	377	1,078	578	692	875	586	588	808
Net capital (E)	16,631	16,946	17,102	16,528	16,630	16,666	16,657	15,658

Debt to capital ratio % (A/D)	49.5	50.9	48.4	47.5	47.3	47.4	46.8	47.4

Net debt to net capital ratio % (C/E)	48.3	47.8	46.6	45.3	44.5	45.5	44.9	44.7

Off-balance sheet liabilities (F)	786	886	888	915	1,029	1,037	1,030	769

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	50.6	50.4	49.3	48.2	47.8	48.7	48.1	47.3

Revolver capacity (G)	988	1,158	1,133	1,553	1,553	1,280	1,325	1,490

Gross liquidity (B+G)	1,365	2,236	1,711	2,245	2,428	1,866	1,913	2,298

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at

www.entergy.com/earnings

**********************************************************************************************************************************

In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, particularly at its non-utility nuclear generating facilities, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of permanent sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce current tax payments, and the effects of litigation and weather.

This is the first year that Entergy's independent auditor is conducting an audit of the Company's internal controls over financial reporting in accordance with the Public Company Accounting Oversight Board's (PCAOB's) new Auditing Standard and Sarbanes-Oxley Section 404. This audit is not yet complete and therefore Entergy does not have the benefit of a final determination from its auditor that it does not have a material weakness in internal controls over financial reporting. However, Entergy management has not identified any such material weakness and believes that no material weaknesses exist.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 62,001	$ 17,135	$ -	$ 79,136
Temporary cash investments - at cost,
which approximates market	561,207	167,393	-	728,600
Special deposits	-	-	-	-
Total cash and cash equivalents	623,208	184,528	-	807,736
Other temporary investments	-	-	-	-
Notes receivable	-	1,183,043	(1,179,951)	3,092
Accounts receivable:
Customer	435,191	-	-	435,191
Allowance for doubtful accounts	(21,576)	(2,182)	-	(23,758)
Associated companies	7,144	22,510	(29,654)	-
Other	185,899	156,389	-	342,289
Accrued unbilled revenues	460,039	-	-	460,039
Total receivables	1,066,697	176,717	(29,654)	1,213,761
Deferred fuel costs	85,911	-	-	85,911
Accumulated deferred income taxes	76,899	-	-	76,899
Fuel inventory - at average cost	125,454	1,797	-	127,251
Materials and supplies - at average cost	345,688	223,718	-	569,407
Deferred nuclear refueling outage costs	31,601	76,181	-	107,782
Prepayments and other	89,105	27,173	-	116,279
TOTAL	2,444,563	1,873,157	(1,209,605)	3,108,118

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,054,793	512,571	(8,335,585)	231,779
Decommissioning trust funds	1,051,901	1,401,505	-	2,453,406
Non-utility property - at cost (less accumulated depreciation)	217,906	1,812	-	219,717
Other	33,682	57,310	-	90,992
TOTAL	9,358,282	1,973,198	(8,335,585)	2,995,894

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,193,633	1,863,661	(3,954)	29,053,340
Property under capital lease	738,554	-	-	738,554
Natural gas	262,787	-	-	262,787
Construction work in progress	952,092	245,460	-	1,197,551
Nuclear fuel under capital lease	262,469	-	-	262,469
Nuclear fuel	34,326	286,487	-	320,813
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,443,861	2,395,608	(3,954)	31,835,514
Less - accumulated depreciation and amortization	12,905,551	234,332	-	13,139,883
PROPERTY, PLANT AND EQUIPMENT - NET	16,538,310	2,161,276	(3,954)	18,695,631

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	746,413	-	-	746,413
Other regulatory assets	1,355,950	-	-	1,355,950
Long-term receivables	39,417	-	-	39,417
Goodwill	374,099	3,073	-	377,172
Other	801,360	744,332	(622,156)	923,536
TOTAL	3,317,239	747,405	(622,156)	3,442,488
		-
TOTAL ASSETS	$ 31,658,394	$ 6,755,036	$ (10,171,300)	$ 28,242,131

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 415,266	$ 77,297	$ -	$ 492,564
Notes payable:
Associated companies	770,623	409,356	(1,179,980)	-
Other	43	150	-	193
Account payable:
Associated companies	14,781	10,811	(25,592)	-
Other	722,148	174,380	-	896,528
Customer deposits	222,157	162	-	222,320
Taxes accrued	178,671	45,340	-	224,011
Accumulated deferred income taxes	-	-	-	-
Nuclear refueling outage costs	-	-	-	-
Interest accrued	142,329	2,149	-	144,478
Obligations under capital leases	133,847	-	-	133,847
Other	83,478	273,352	-	356,829
TOTAL	2,683,343	992,997	(1,205,572)	2,470,770

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,202,678	(137,113)	-	5,065,565
Accumulated deferred investment tax credits	399,228	-	-	399,228
Obligations under capital leases	146,060	-	-	146,060
Other regulatory liabilities	329,767	-	-	329,767
Decommissioning and retirement cost liabilities	1,327,988	738,289	-	2,066,277
Transition to competition	79,101	-	-	79,101
Regulatory reserves	103,061	-	-	103,061
Accumulated provisions	346,614	203,300	-	549,914
Long-term debt	6,648,504	409,719	(41,391)	7,016,831
Preferred stock with sinking fund	17,400	-	-	17,400
Other	1,534,893	392,968	(588,983)	1,338,876
TOTAL	16,135,294	1,607,163	(630,374)	17,112,080

Preferred stock without sinking fund	330,831	426,462	(391,937)	365,356

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004	2,205,191	1,091,856	(3,294,566)	2,482
Paid-in capital	5,940,702	1,978,925	(3,084,252)	4,835,375
Retained earnings	5,913,815	799,027	(1,728,541)	4,984,302
Accumulated other comprehensive income (loss)	1,237	(98,078)	626	(96,215)
Less - treasury stock, at cost (31,345,028 shares in 2004)	1,552,019	43,316	(163,316)	1,432,019
TOTAL	12,508,926	3,728,414	(7,943,417)	8,293,925

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 31,658,394	$ 6,755,036	$ (10,171,300)	$ 28,242,131

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 97,920	$ 17,191	$ -	$ 115,112
Temporary cash investments - at cost,
which approximates market	404,896	171,916	-	576,813
Special deposits	312	(4)	-	308
Total cash and cash equivalents	503,128	189,103	-	692,233
Other temporary investments	50,000	-	-	50,000
Notes receivable	514,580	379,275	(892,125)	1,730
Accounts receivable:
Customer	398,091	-	-	398,091
Allowance for doubtful accounts	(25,476)	(500)	-	(25,976)
Associated companies	93,429	(33,248)	(60,181)	-
Other	108,728	138,097	-	246,824
Accrued unbilled revenues	384,861	-	-	384,860
Total receivables	959,633	104,349	(60,181)	1,003,799
Deferred fuel costs	245,973	-	-	245,973
Accumulated deferred income taxes	16,416	-	(16,416)	-
Fuel inventory - at average cost	108,542	1,922	18	110,482
Materials and supplies - at average cost	343,665	205,256	-	548,921
Deferred nuclear refueling outage costs	41,998	96,838	-	138,836
Prepayments and other	95,043	32,226	-	127,270
TOTAL	2,878,978	1,008,969	(968,704)	2,919,244

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,470,984	1,078,377	(8,496,032)	1,053,328
Decommissioning trust funds	953,314	1,325,219	-	2,278,533
Non-utility property - at cost (less accumulated depreciation)	262,005	380	-	262,384
Other	96,326	56,355	-	152,681
TOTAL	9,782,629	2,460,331	(8,496,032)	3,746,926

PROPERTY, PLANT, AND EQUIPMENT

Electric	26,438,834	1,597,065	-	28,035,899
Property under capital lease	751,815	-	-	751,815
Natural gas	236,623	-	-	236,622
Construction work in progress	982,526	402,405	(3,949)	1,380,982
Nuclear fuel under capital lease	278,683	-	-	278,683
Nuclear fuel	18,911	215,511	-	234,421
TOTAL PROPERTY, PLANT AND EQUIPMENT	28,707,392	2,214,981	(3,949)	30,918,422
Less - accumulated depreciation and amortization	12,425,072	194,553	-	12,619,625
PROPERTY, PLANT AND EQUIPMENT - NET	16,282,320	2,020,428	(3,949)	18,298,797

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	830,539	-	-	830,539
Other regulatory assets	1,425,145	-	-	1,425,145
Long-term receivables	20,886	-	-	20,886
Goodwill	374,099	3,073	-	377,172
Other	829,561	752,814	(646,874)	935,501
TOTAL	3,480,230	755,887	(646,874)	3,589,243
		-
TOTAL ASSETS	$ 32,424,157	$ 6,245,615	$ (10,115,559)	$ 28,554,210

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 450,157	$ 74,215	$ -	$ 524,372
Notes payable:
Associated companies	402,765	489,101	(891,865)	-
Other	47	304	-	351
Account payable:
Associated companies	84,338	(33,775)	(50,562)	-
Other	670,840	125,732	-	796,572
Customer deposits	199,456	164	-	199,620
Taxes accrued	232,512	(7,586)	-	224,926
Accumulated deferred income taxes	-	39,379	(16,417)	22,963
Nuclear refueling outage costs	8,238	-	-	8,238
Interest accrued	137,141	2,462	-	139,603
Obligations under capital leases	159,978	-	-	159,978
Other	64,154	151,607	(10,160)	205,600
TOTAL	2,409,626	841,603	(969,004)	2,282,223

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	4,779,747	(234)	-	4,779,513
Accumulated deferred investment tax credits	420,248	-	-	420,248
Obligations under capital leases	153,897	1	-	153,898
Other regulatory liabilities	291,239	-	-	291,239
Decommissioning and retirement cost liabilities	1,530,909	711,403	-	2,242,312
Transition to competition	79,098	-	-	79,098
Regulatory reserves	69,528	-	-	69,528
Accumulated provisions	354,575	152,386	-	506,960
Long-term debt	6,931,989	519,572	(128,622)	7,322,940
Preferred stock with sinking fund	20,852	-	-	20,852
Other	1,441,783	460,059	(554,439)	1,347,404
TOTAL	16,073,865	1,843,187	(683,061)	17,233,992

Preferred stock without sinking fund	334,337	532	(532)	334,337

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2003	2,205,193	1,102,743	(3,305,454)	2,482
Paid-in capital	6,052,303	2,073,126	(3,357,813)	4,767,615
Retained earnings	6,019,695	446,450	(1,963,637)	4,502,508
Accumulated other comprehensive income (loss)	10,290	(18,710)	626	(7,795)
Less - treasury stock, at cost (19,276,445 shares in 2003)	681,152	43,316	(163,316)	561,152
TOTAL	13,606,329	3,560,293	(8,462,962)	8,703,658

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 32,424,157	$ 6,245,615	$ (10,115,559)	$ 28,554,210

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004 vs December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ (35,919)	$ (56)	$ -	$ (35,975)
Temporary cash investments - at cost,
which approximates market	156,311	(4,523)	-	151,788
Special deposits	(312)	4	-	(308)
Total cash and cash equivalents	120,080	(4,575)	-	115,505
Other temporary investments	(50,000)	-	-	(50,000)
Notes receivable	(514,580)	803,768	(287,826)	1,362
Accounts receivable:
Customer	37,100	-	-	37,100
Allowance for doubtful accounts	3,900	(1,682)	-	2,218
Associated companies	(86,285)	55,758	30,527	-
Other	77,171	18,292	-	95,463
Accrued unbilled revenues	75,178	-	-	75,178
Total receivables	107,064	72,368	30,527	209,959
Deferred fuel costs	(160,062)	-	-	(160,062)
Accumulated deferred income taxes	60,483	-	16,416	76,899
Fuel inventory - at average cost	16,912	(125)	(18)	16,769
Materials and supplies - at average cost	2,023	18,462	-	20,485
Deferred nuclear refueling outage costs	(10,397)	(20,657)	-	(31,054)
Prepayments and other	(5,938)	(5,053)	-	(10,991)
TOTAL	(434,415)	864,188	(240,901)	188,872

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(416,191)	(565,806)	160,447	(821,550)
Decommissioning trust funds	98,587	76,286	-	174,873
Non-utility property - at cost (less accumulated depreciation)	(44,099)	1,432	-	(42,667)
Other	(62,644)	955	-	(61,689)
TOTAL	(424,347)	(487,133)	160,447	(751,033)

PROPERTY, PLANT, AND EQUIPMENT

Electric	754,799	266,596	(3,954)	1,017,441
Property under capital lease	(13,261)	-	-	(13,261)
Natural gas	26,164	-	-	26,164
Construction work in progress	(30,434)	(156,945)	3,949	(183,430)
Nuclear fuel under capital lease	(16,214)	-	-	(16,214)
Nuclear fuel	15,415	70,976	-	86,391
TOTAL PROPERTY, PLANT AND EQUIPMENT	736,469	180,627	(5)	917,091
Less - accumulated depreciation and amortization	480,479	39,779	-	520,258
PROPERTY, PLANT AND EQUIPMENT - NET	255,990	140,848	(5)	396,833

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	(84,126)	-	-	(84,126)
Other regulatory assets	(69,195)	-	-	(69,195)
Long-term receivables	18,531	-	-	18,531
Goodwill	-	-	-	-
Other	(28,201)	(8,482)	24,718	(11,965)
TOTAL	(162,991)	(8,482)	24,718	(146,755)

TOTAL ASSETS	$ (765,763)	$ 509,421	$ (55,741)	$ (312,083)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004 vs December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ (34,891)	$ 3,082	$ -	$ (31,808)
Notes payable:
Associated companies	367,858	(79,745)	(288,115)	-
Other	(4)	(154)	-	(158)
Account payable:	-	-	-
Associated companies	(69,557)	44,586	24,970	-
Other	51,308	48,648	-	99,956
Customer deposits	22,701	(2)	-	22,699
Taxes accrued	(53,841)	52,926	-	(915)
Accumulated deferred income taxes	-	(39,379)	16,417	(22,962)
Nuclear refueling outage costs	(8,238)	-	-	(8,238)
Interest accrued	5,188	(313)	-	4,875
Obligations under capital leases	(26,131)	-	-	(26,131)
Other	19,324	121,745	10,160	151,224
TOTAL	273,717	151,394	(236,568)	188,542

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	422,931	(136,879)	-	286,052
Accumulated deferred investment tax credits	(21,020)	-	-	(21,020)
Obligations under capital leases	(7,837)	(1)	-	(7,838)
Other regulatory liabilities	38,528	-	-	38,528
Decommissioning and retirement cost liabilities	(202,921)	26,886	-	(176,035)
Transition to competition	3	-	-	3
Regulatory reserves	33,533	-	-	33,533
Accumulated provisions	(7,961)	50,914	-	42,953
Long-term debt	(283,485)	(109,853)	87,231	(306,107)
Preferred stock with sinking fund	(3,452)	-	-	(3,452)
Other	93,110	(67,091)	(34,544)	(8,525)
TOTAL	61,429	(236,024)	52,687	(121,908)

Preferred stock without sinking fund	(3,506)	425,930	(391,405)	31,019

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004 and 2003	(2)	(10,887)	10,888	-
Paid-in capital	(111,601)	(94,201)	273,561	67,759
Retained earnings	(105,880)	352,577	235,096	481,793
Accumulated other comprehensive income (loss)	(9,053)	(79,368)	-	(88,421)
Less - treasury stock, at cost	870,867	-	-	870,867
TOTAL	(1,097,403)	168,121	519,545	(409,736)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ (765,763)	$ 509,421	$ (55,741)	$ (312,083)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,890,376	$ -	$ (450)	$ 1,889,926
Natural gas	52,908	-	-	52,908
Competitive businesses	135,664	358,891	(13,891)	480,663
Total	2,078,948	358,891	(14,341)	2,423,497

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	594,717	49,110	-	643,827
Purchased power	490,989	11,951	(13,975)	488,964
Nuclear refueling outage expenses	18,101	23,887	-	41,988
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	468,494	184,325	(497)	652,322
Decommissioning	21,875	14,462	-	36,337
Taxes other than income taxes	83,102	13,631	-	96,733
Depreciation and amortization	222,828	10,151	-	232,980
Other regulatory charges (credits) - net	(33,601)	-	-	(33,601)
Total	1,866,505	362,517	(14,472)	2,214,550

OPERATING INCOME	212,443	(3,626)	131	208,947

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	11,010	-	-	11,010
Interest and dividend income	26,162	23,446	(14,866)	34,741
Equity in earnings (loss) of unconsolidated equity affiliates	(4)	(46,816)	-	(46,820)
Miscellaneous - net	(1,799)	(4,311)	(131)	(6,241)
Total	35,369	(27,681)	(14,997)	(7,310)

INTEREST AND OTHER CHARGES
Interest on long-term debt	110,413	3,810	-	114,224
Other interest - net	15,083	14,451	(14,812)	14,722
Allowance for borrowed funds used during construction	(7,222)	-	-	(7,222)
Total	118,274	18,261	(14,812)	121,724

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	129,538	(49,568)	(55)	79,913

Income taxes	41,406	(122,467)	-	(81,061)

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	88,132	72,899	(55)	160,974

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes)	-	-	-	-

CONSOLIDATED NET INCOME	88,132	72,899	(55)	160,974

Preferred dividend requirements and other	5,795	297	(55)	6,037

EARNINGS APPLICABLE TO COMMON STOCK	$ 82,337	$ 72,602	$ -	$ 154,937

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$0.37	$0.33		$0.70
DILUTED	$0.36	$0.32		$0.68

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.37	$0.33		$0.70
DILUTED	$0.36	$0.32		$0.68

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				221,650,353
DILUTED				226,218,648

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,633,899	$ -	$ (22)	$ 1,633,878
Natural gas	46,373	-	-	46,373
Competitive businesses	66,029	371,182	(14,300)	422,910
Total	1,746,301	371,182	(14,322)	2,103,161

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	455,220	51,897	-	507,116
Purchased power	376,273	7,487	(14,508)	369,252
Nuclear refueling outage expenses	15,425	25,273	-	40,698
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	566,927	257,270	(44)	824,153
Decommissioning	23,131	15,181	-	38,312
Taxes other than income taxes	84,623	17,435	-	102,058
Depreciation and amortization	208,054	5,290	-	213,344
Other regulatory charges (credits) - net	(32,342)	-	-	(32,342)
Total	1,697,311	379,833	(14,552)	2,062,591

OPERATING INCOME	48,990	(8,651)	230	40,570

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,747	-	-	15,747
Interest and dividend income	14,468	(2,148)	(8,725)	3,595
Equity in earnings (loss) of unconsolidated equity affiliates	(3)	13,199	-	13,196
Miscellaneous - net	(3,995)	11,623	(230)	7,398
Total	26,217	22,674	(8,955)	39,936

INTEREST AND OTHER CHARGES
Interest on long-term debt	115,065	3,349	-	118,413
Other interest - net	12,453	7,189	(8,725)	10,918
Allowance for borrowed funds used during construction	(12,055)	-	-	(12,055)
Total	115,463	10,538	(8,725)	117,276

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	(40,256)	3,485	-	(36,770)

Income taxes	(5,523)	(3,470)	-	(8,993)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	(34,733)	6,955	-	(27,777)

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of ($3,829))	-	(5,848)	-	(5,848)

CONSOLIDATED NET INCOME (LOSS)	(34,733)	1,107	-	(33,625)

Preferred dividend requirements and other	5,855	-	-	5,855

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK	$ (40,588)	$ 1,107	$ -	$ (39,480)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	($0.18)	$0.03		($0.15)
DILUTED	($0.17)	$0.03		($0.14)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	($0.17)	$0.00		($0.17)
DILUTED	($0.17)	$0.00		($0.17)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				228,759,297
DILUTED				233,360,567

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 256,477	$ -	$ (428)	$ 256,048
Natural gas	6,535	-	-	6,535
Competitive businesses	69,635	(12,291)	409	57,753
Total	332,647	(12,291)	(19)	320,336

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	139,497	(2,787)	-	136,711
Purchased power	114,716	4,464	533	119,712
Nuclear refueling outage expenses	2,676	(1,386)	-	1,290
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	(98,433)	(72,945)	(453)	(171,831)
Decommissioning	(1,256)	(719)	-	(1,975)
Taxes other than income taxes	(1,521)	(3,804)	-	(5,325)
Depreciation and amortization	14,774	4,861	-	19,636
Other regulatory charges (credits) - net	(1,259)	-	-	(1,259)
Total	169,194	(17,316)	80	151,959

OPERATING INCOME	163,453	5,025	(99)	168,378

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(4,737)	-	-	(4,737)
Interest and dividend income	11,694	25,594	(6,141)	31,146
Equity in earnings (loss) of unconsolidated equity affiliates	(1)	(60,015)	-	(60,016)
Miscellaneous - net	2,196	(15,934)	99	(13,639)
Total	9,152	(50,355)	(6,042)	(47,246)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(4,652)	461	-	(4,190)
Other interest - net	2,630	7,262	(6,087)	3,804
Allowance for borrowed funds used during construction	4,833	-	-	4,833
Total	2,811	7,723	(6,087)	4,448

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	169,794	(53,053)	(55)	116,684

Income taxes	46,929	(118,997)	-	(72,068)

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	122,865	65,944	(55)	188,752

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes)	-	5,848	-	5,848

CONSOLIDATED NET INCOME	122,865	71,792	(55)	194,600

Preferred dividend requirements and other	(60)	297	(55)	182

EARNINGS APPLICABLE TO COMMON STOCK	$ 122,925	$ 71,495	$ -	$ 194,418

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$0.55	$0.30		$0.85
DILUTED	$0.53	$0.29		$0.82

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.54	$0.33		$0.87
DILUTED	$0.53	$0.32		$0.85

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,934,312	$ -	$ (1,735)	$ 7,932,577
Natural gas	208,499	-	-	208,499
Competitive businesses	486,804	1,558,302	(62,458)	1,982,648
Total	8,629,615	1,558,302	(64,193)	10,123,724

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,272,610	215,598	-	2,488,208
Purchased power	2,108,160	48,132	(63,370)	2,092,922
Nuclear refueling outage expenses	66,824	99,248	-	166,072
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	1,614,071	690,957	(1,468)	2,303,561
Decommissioning	91,939	57,590	-	149,529
Taxes other than income taxes	354,627	55,260	-	409,886
Depreciation and amortization	830,464	65,130	-	895,593
Other regulatory charges (credits) - net	(90,611)	-	-	(90,611)
Total	7,248,084	1,286,915	(64,838)	8,470,160

OPERATING INCOME	1,381,531	271,387	645	1,653,564

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	39,582	-	-	39,582
Interest and dividend income	83,560	81,444	(55,195)	109,809
Equity in earnings (loss) of unconsolidated equity affiliates	(3)	(78,724)	-	(78,727)
Miscellaneous - net	23,703	30,695	(646)	53,752
Total	146,842	33,415	(55,841)	124,416

INTEREST AND OTHER CHARGES
Interest on long-term debt	447,510	15,874	-	463,384
Other interest - net	43,179	53,342	(55,141)	41,380
Allowance for borrowed funds used during construction	(25,741)	-	-	(25,741)
Total	464,948	69,216	(55,141)	479,023

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	1,063,425	235,586	(55)	1,298,957

Income taxes	379,129	(13,221)	-	365,908

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	684,296	248,807	(55)	933,049

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes)	-	-	-	-

CONSOLIDATED NET INCOME	684,296	248,807	(55)	933,049

Preferred dividend requirements and other	23,283	297	(55)	23,525

EARNINGS APPLICABLE TO COMMON STOCK	$ 661,013	$ 248,510	$ -	$ 909,524

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.91	$1.10		$4.01
DILUTED	$2.86	$1.07		$3.93

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.91	$1.10		$4.01
DILUTED	$2.86	$1.07		$3.93

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				226,863,758
DILUTED				231,193,686

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,398,681	$ -	$ (1,505)	$ 7,397,175
Natural gas	186,176	-	-	186,176
Competitive businesses	188,228	1,459,871	(36,530)	1,611,569
Total	7,773,085	1,459,871	(38,035)	9,194,920

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,785,462	201,756	-	1,987,217
Purchased power	1,748,117	18,304	(37,896)	1,728,526
Nuclear refueling outage expenses	61,508	98,487	-	159,995
Provision for turbine commitments, asset impairments
and restructuring charges	-	(7,743)	-	(7,743)
Other operation and maintenance	1,663,594	791,334	(1,059)	2,453,869
Decommissioning	92,523	53,577	-	146,100
Taxes other than income taxes	345,122	60,537	-	405,659
Depreciation and amortization	802,574	47,929	-	850,503
Other regulatory charges (credits) - net	(13,761)	-	-	(13,761)
Total	6,485,139	1,264,181	(38,955)	7,710,365

OPERATING INCOME	1,287,946	195,690	920	1,484,555

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	42,710	-	-	42,710
Interest and dividend income	70,610	55,002	(38,226)	87,386
Equity in earnings (loss) of unconsolidated equity affiliates	(3)	271,650	-	271,647
Miscellaneous - net	(120,267)	44,681	(919)	(76,505)
Total	(6,950)	371,333	(39,145)	325,238

INTEREST AND OTHER CHARGES
Interest on long-term debt	469,618	16,345	-	485,964
Other interest - net	58,471	33,308	(38,226)	53,553
Allowance for borrowed funds used during construction	(33,191)	-	-	(33,191)
Total	494,898	49,653	(38,226)	506,326

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	786,098	517,370	-	1,303,467

Income taxes	295,552	194,522	-	490,074

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	490,546	322,848	-	813,393

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $89,925)	(21,333)	158,407	-	137,074

CONSOLIDATED NET INCOME	469,213	481,255	-	950,467

Preferred dividend requirements and other	23,524	-	-	23,524

EARNINGS APPLICABLE TO COMMON STOCK	$ 445,689	$ 481,255	$ -	$ 926,943

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.06	$1.42		$3.48
DILUTED	$2.02	$1.40		$3.42

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.97	$2.12		$4.09
DILUTED	$1.93	$2.08		$4.01

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				226,804,370
DILUTED				231,146,040

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 535,631	$ -	$ (230)	$ 535,402
Natural gas	22,323	-	-	22,323
Competitive businesses	298,576	98,431	(25,928)	371,079
Total	856,530	98,431	(26,158)	928,804

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	487,148	13,842	-	500,991
Purchased power	360,043	29,828	(25,474)	364,396
Nuclear refueling outage expenses	5,316	761	-	6,077
Provision for turbine commitments, asset impairments
and restructuring charges	-	62,743	-	62,743
Other operation and maintenance	(49,523)	(100,377)	(409)	(150,308)
Decommissioning	(584)	4,013	-	3,429
Taxes other than income taxes	9,505	(5,277)	-	4,227
Depreciation and amortization	27,890	17,201	-	45,090
Other regulatory charges (credits) - net	(76,850)	-	-	(76,850)
Total	762,945	22,734	(25,883)	759,795

OPERATING INCOME	93,585	75,697	(275)	169,009

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(3,128)	-	-	(3,128)
Interest and dividend income	12,950	26,442	(16,969)	22,423
Equity in earnings (loss) of unconsolidated equity affiliates	-	(350,374)	-	(350,374)
Miscellaneous - net	143,970	(13,986)	273	130,257
Total	153,792	(337,918)	(16,696)	(200,821)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(22,108)	(471)	-	(22,580)
Other interest - net	(15,292)	20,034	(16,915)	(12,173)
Allowance for borrowed funds used during construction	7,450	-	-	7,450
Total	(29,950)	19,563	(16,915)	(27,303)

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	277,327	(281,784)	(55)	(4,509)

Income taxes	83,577	(207,743)	-	(124,166)

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	193,750	(74,041)	(55)	119,657

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $93,754)	21,333	(158,407)	-	(137,074)

CONSOLIDATED NET INCOME	215,083	(232,448)	(55)	(17,417)

Preferred dividend requirements and other	(241)	297	(55)	1

EARNINGS APPLICABLE TO COMMON STOCK	$ 215,324	$ (232,745)	$ -	$ (17,418)

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$0.85	($0.32)		$0.53
DILUTED	$0.84	($0.33)		$0.51

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.94	($1.02)		($0.08)
DILUTED	$0.93	($1.01)		($0.08)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended December 31, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	2004	2003	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$160,974	($33,625)	$194,599
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	27,974	22,896	5,078
Other regulatory charges (credits) - net	(33,601)	(32,342)	(1,259)
Depreciation, amortization, and decommissioning	269,317	251,656	17,661
Deferred income taxes and investment tax credits	128,822	190,035	(61,213)
Cumulative effect of accounting changes	-	5,848	(5,848)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	549,950	3,217	546,733
Provision for turbine commitments, asset impairments and restructuring charges	55,000	-	55,000
Changes in working capital:
Receivables	132,516	186,827	(54,311)
Fuel inventory	3,939	14,086	(10,147)
Accounts payable	110,091	221,963	(111,872)
Taxes accrued	(239,686)	(333,505)	93,819
Interest accrued	(8,755)	(20,450)	11,695
Deferred fuel	33,203	24,631	8,572
Other working capital accounts	48,391	37,594	10,797
Provision for estimated losses and reserves	(3,120)	66,175	(69,295)
Changes in other regulatory assets	40,272	(789)	41,061
Other	(59,633)	225,523	(285,156)
Net cash flow provided by operating activities	1,215,654	829,740	385,914

INVESTING ACTIVITIES
Construction/capital expenditures	(465,798)	(517,294)	51,496
Allowance for equity funds used during construction	11,010	15,748	(4,738)
Nuclear fuel purchases	(86,088)	(34,065)	(52,023)
Proceeds from sale/leaseback of nuclear fuel	35,209	30,961	4,248
Proceeds from sale of assets and businesses	53,452	-	53,452
Investment in nonutility properties	13,712	(23,705)	37,417
Decrease in other investments	394,838	343,232	51,606
Changes in other temporary investments - net	-	(34,398)	34,398
Decommissioning trust contributions and realized change in trust assets	(23,811)	(25,764)	1,953
Other regulatory investments	8,965	17,717	(8,752)
Other	-	(2,853)	2,853
Net cash flow used in investing activities	(58,511)	(230,421)	171,910

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	714,468	153,771	560,697
Common stock and treasury stock	29,892	19,055	10,837
Retirement of long-term debt	(789,628)	(171,487)	(618,141)
Repurchase of common stock	(601,727)	(8,135)	(593,592)
Changes in credit line borrowings - net	(160,079)	(369,975)	209,896
Dividends paid:
Common stock	(123,392)	(102,960)	(20,432)
Preferred stock	(6,037)	(5,855)	(182)
Net cash flow used in financing activities	(936,503)	(485,586)	(450,917)

Effect of exchange rates on cash and cash equivalents	(745)	956	(1,701)

Net increase in cash and cash equivalents	219,895	114,689	105,206

Cash and cash equivalents at beginning of period	587,841	577,544	10,297

Cash and cash equivalents at end of period	$807,736	$692,233	$115,503

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$131,630	$112,499	$19,131
Income taxes	($4,561)	$8,319	($12,880)

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date December 31, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	2004	2003	Variance

OPERATING ACTIVITIES
Consolidated net income	$933,049	$950,467	($17,418)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	33,533	13,090	20,443
Other regulatory charges (credits) - net	(90,611)	(13,761)	(76,850)
Depreciation, amortization, and decommissioning	1,045,122	996,603	48,519
Deferred income taxes and investment tax credits	275,458	1,189,531	(914,073)
Cumulative effect of accounting changes	-	(137,074)	137,074
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	608,141	(176,036)	784,177
Provision for turbine commitments, asset impairments and restructuring charges	55,000	(7,743)	62,743
Changes in working capital:
Receivables	(210,419)	(140,612)	(69,807)
Fuel inventory	(16,769)	(14,015)	(2,754)
Accounts payable	95,306	(60,164)	155,470
Taxes accrued	75,055	(882,446)	957,501
Interest accrued	5,269	(35,837)	41,106
Deferred fuel	213,627	(33,874)	247,501
Other working capital accounts	41,008	16,809	24,199
Provision for estimated losses and reserves	(18,041)	196,619	(214,660)
Changes in other regulatory assets	48,626	22,671	25,955
Other	(164,035)	121,592	(285,627)
Net cash flow provided by operating activities	2,929,319	2,005,820	923,499

INVESTING ACTIVITIES
Construction/capital expenditures	(1,410,610)	(1,568,943)	158,333
Allowance for equity funds used during construction	39,582	42,710	(3,128)
Nuclear fuel purchases	(238,170)	(224,308)	(13,862)
Proceeds from sale/leaseback of nuclear fuel	109,988	150,135	(40,147)
Proceeds from sale of assets and businesses	75,430	25,987	49,443
Investment in nonutility properties	(6,420)	(71,438)	65,018
Decrease in other investments	383,498	172,187	211,311
Changes in other temporary investments - net	50,000	(50,000)	100,000
Decommissioning trust contributions and realized change in trust assets	(89,807)	(91,518)	1,711
Other regulatory investments	(53,566)	(156,446)	102,880
Other	-	(11,496)	11,496
Net cash flow used in investing activities	(1,140,075)	(1,783,130)	643,055

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,059,824	2,221,164	(1,161,340)
Common stock and treasury stock	170,237	217,521	(47,284)
Retirement of long-term debt	(1,478,894)	(2,409,917)	931,023
Repurchase of common stock	(1,017,996)	(8,135)	(1,009,861)
Redemption of preferred stock	(3,450)	(3,450)	-
Changes in credit line borrowings - net	49,846	(499,975)	549,821
Dividends paid:
Common stock	(427,901)	(362,814)	(65,087)
Preferred stock	(23,525)	(23,524)	(1)
Net cash flow used in financing activities	(1,671,859)	(869,130)	(802,729)

Effect of exchange rates on cash and cash equivalents	(1,882)	3,345	(5,227)

Net increase (decrease) in cash and cash equivalents	115,503	(643,095)	758,598

Cash and cash equivalents at beginning of period	692,233	1,335,328	(643,095)

Cash and cash equivalents at end of period	$807,736	$692,233	$115,503

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$477,768	$552,017	($74,249)
Income taxes	$28,241	$188,709	($160,468)